UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2016

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche, Paris - France	75009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +33 14 040 2290
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2016, Marie Ekeland, a member of the board of directors (the “Board”) of Criteo S.A. (the “Company”), resigned from the Board. Ms. Ekeland’s resignation will allow her to focus on other commitments, and did not result from a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices. The Board has elected to not immediately fill the vacancy on the Board arising as a result of Ms. Ekeland’s resignation, and is running a process to identify and evaluate suitable candidates to fill such vacancy, in accordance with French law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.
Date: February 1, 2016	By:	/s/ Nicole Kelsey
	Name:	Nicole Kelsey
	Title:	General Counsel